Exhibit 23
                                                                      ----------

                    Consent of Independent Public Accountants

     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Lincoln Bancorp (the "Company"), File Number 000-25219, of our report dated February 7, 2003 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's 2002 Annual Report on Form 10-K filed pursuant to the Securities and Exchange Act of 1934.



/s/ BKD, LLP
Indianapolis, Indiana
March 28, 2003